AGREEMENT AND PLAN OF REORGANIZATION

THIS AGREEMENT AND PLAN OF REORGANIZATION (the “Agreement”) is made as of November 21, 2014, between (i) NORTHERN LIGHTS FUND TRUST II, a Delaware statutory trust (“NLFT II”), on behalf of the Even Keel Managed Risk Fund, the Even Keel Opportunities Managed Risk Fund, the Even Keel Traveler Managed Risk Fund and the Even Keel Explorer Managed Risk Fund, (each a “New Fund” and collectively, the “New Funds”), each a series of NLFT II, (ii) NORTHERN LIGHTS FUND TRUST III, a Delaware statutory Trust (“NLFT III”), on behalf the Even Keel Managed Risk Fund, the Even Keel Opportunities Managed Risk Fund, the Even Keel Traveler Managed Risk Fund and the Even Keel Explorer Managed Risk Fund, (each an “Old Fund” and collectively, the “Old Funds”), each a series of NLFT III (NLFT II and NLFT III are each sometimes referred to herein as an “Investment Company” and collectively as “Investment Companies,” and the New Funds and Old Funds are sometimes referred to herein, collectively, as the “Funds”), and (iii) Milliman Financial Risk Management, LLC, a Delaware limited liability company (“Milliman”), solely with respect to paragraph 6.  Notwithstanding anything to the contrary contained herein, (1) the agreements, covenants, representations, warranties, actions, and obligations of and by the Funds, and of and by each Investment Company, as applicable, on its behalf, shall be the agreements, covenants, representations, warranties, actions, and obligations of that Fund only, (2) all rights and benefits created hereunder in favor of a Fund shall inure to and be enforceable by each Investment Company of which that Fund is a series on that Fund’s behalf, and (3) in no event shall any other series of an Investment Company or the assets thereof be held liable with respect to the breach or other default by an obligated Fund or Investment Company of its agreements, covenants, representations, warranties, actions, and obligations set forth herein.

The Investment Companies wish to effect four reorganizations as described in section 368(a) of the Internal Revenue Code of 1986, as amended (“Code”) (all “section” references are to the Code, unless otherwise noted), and intends this Agreement to be, and adopts it as, a “plan of reorganization” within the meaning of the regulations under the Code (“Regulations”).  Each reorganization will involve an Old Fund changing its identity -- by converting from a series of NLFT III to a series of NLFT II -- by (1) transferring all of its assets to the corresponding New Fund (which is being established solely for the purpose of acquiring those assets and continuing the Old Fund’s business) in exchange solely for voting shares of beneficial interest (“shares”) in the New Fund and the New Fund’s assumption of all of the corresponding Old Fund’s liabilities, (2) distributing those shares pro rata to the corresponding Old Fund’s shareholders in exchange for their shares therein and in complete liquidation thereof, and (3) terminating the Old Fund, all on the terms and conditions set forth herein (all the foregoing transactions involving each Old Fund and its corresponding New Fund being referred to herein collectively as the “Reorganization”).

Each Investment Company’s board of trustees (each a “Board” and collectively the “Boards”) including a majority of its members who are not “interested persons” as that term is defined in the Investment Company Act of 1940, as amended (“1940 Act”) (“Non-Interested Persons”) of the Investment Company, (1) has duly adopted and approved this Agreement and the transactions contemplated hereby, (2) has duly authorized performance thereof on each respective Fund’s behalf by all necessary Board action, and (3) has determined that participation in the Reorganization is in the best interests of each Fund that is a series thereof and, in the case of the Old Funds, that the interests of the existing shareholders thereof will not be diluted as a result of the Reorganization.

Each Old Fund currently offers two classes of shares, Class A shares and Class I shares (collectively, the “Old Fund Shares”).   Each of the New Funds will offer the same two classes of shares, Class A and Class I (collectively, the “New Fund Shares”). The rights, powers, privileges, and obligations of the New Fund Shares will be substantially similar to those of the Old Fund Shares.

In consideration of the mutual promises contained herein, the Investment Companies agree as follows:

1.

PLAN OF REORGANIZATION

1.1

Subject to the requisite approval of the Old Funds’ shareholders and the terms and conditions set forth herein, the Old Funds shall assign, sell, convey, transfer, and deliver all of their assets described in paragraph 1.2 (“Assets”) to their corresponding New Funds.  In exchange therefor, each New Fund shall:

(a)

issue and deliver to the corresponding Old Fund the number of full and fractional (all references herein to “fractional” shares meaning fractions rounded to the third decimal place) New Fund Shares equal to the number of full and fractional Old Fund Shares then outstanding, and

(b)

assume all of the corresponding Old Fund’s liabilities as set forth in paragraph 1.3 (“Liabilities”).

Those transactions shall take place at the Closing (as defined in paragraph 2.1).

1.2

The Assets of each Old Fund shall consist of all assets and property of every kind and nature -- including all cash, cash equivalents, securities, commodities, futures interests, receivables (including interest and dividends receivable), claims and rights of action, rights to register shares under applicable securities laws, and books and records – each Old Fund owns at the Effective Time (as defined in paragraph 2.1) and any deferred and prepaid expenses shown as assets on the Old Fund’s books at that time; and the Old Fund has no unamortized or unpaid organizational fees or expenses that have not previously been disclosed in writing to NLFT II.

1.3

Each New Fund shall assume all of the Liabilities of the corresponding Old Fund, whether accrued or contingent, known or unknown, existing at the Effective Time whether or not they are reflected on the Statement of Assets and Liabilities, excluding that proportion of the Reorganization Expenses (as defined in paragraph 3.3(b)) that are to be borne by Milliman pursuant to paragraph 6. The Liabilities of each Old Fund shall include amounts subject to recoupment by Milliman under each Fund’s expense limitation agreement.  Notwithstanding the foregoing, each Old Fund will endeavor to discharge all of its known liabilities, debts, obligations, and duties before the Effective Time (other than this Agreement and certain investment contracts, including options, futures, forward contracts, and swap agreements).

1.4

At or before the Closing, each New Fund shall redeem its Initial Share (as defined in paragraph 5.7) for the amount at which it is issued pursuant to that paragraph.  At the Effective Time (or as soon thereafter as is reasonably practicable), each Old Fund shall distribute all of the New Fund Shares it receives pursuant to paragraph 1.1(a) to its shareholders of record determined at the Effective Time (each, a “Shareholder”), in proportion to their Old Fund Shares then held of record and in constructive exchange therefor, and shall completely liquidate.  That distribution shall be accomplished by NLFT II’s transfer agent’s opening accounts on each New Fund’s shareholder records in the Shareholders’ names and transferring those New Fund Shares thereto.  Pursuant to that transfer, each Shareholder’s account shall be credited with the number of full and fractional New Fund Shares equal to the number of full and fractional corresponding Old Fund Shares that Shareholder holds at the Effective Time. The aggregate net asset value (“NAV”) of the New Fund Shares to be so credited to each Shareholder’s account shall equal the aggregate NAV of the corresponding Old Fund Shares, as applicable, that Shareholder holds at the Effective Time.  All issued and outstanding Old Fund Shares, including any represented by certificates, shall simultaneously be canceled on the Old Funds’ shareholder records.  NLFT II shall not issue certificates representing the New Fund Shares issued in connection with the Reorganization.

1.5

Any transfer taxes payable on the issuance and transfer of a New Fund’s Shares in a name other than that of the registered holder on the corresponding Old Fund’s shareholder records of the Old Fund Shares actually or constructively exchanged therefor shall be paid by the transferee thereof, as a condition of that issuance and transfer.

1.6

Any reporting responsibility of the Old Funds to a public authority, including the responsibility for filing regulatory reports, tax returns, and other documents with the Securities and Exchange Commission (“Commission”), any state securities commission, any federal, state, and local tax authorities, and any other relevant regulatory authority, is and shall remain its responsibility up to and including the date on which it is terminated.

1.7

After the Effective Time, the Old Funds shall not conduct any business except in connection with their termination.  As soon as reasonably practicable after distribution of the New Fund Shares pursuant to paragraph 1.4, but in all events within six months after the Effective Time, the Old Funds shall terminate.

2.

CLOSING AND EFFECTIVE TIME

2.1

Unless the Investment Companies agree otherwise, all acts necessary to consummate the Reorganization (“Closing”) shall be deemed to take place simultaneously as of immediately after the close of business (4:00 p.m., Eastern Time) on or after November 21, 2014 (“Effective Time”).  The Closing shall be held at the offices of 80 Arkay Drive, Hauppauge, NY 11788 or at such other place as to which the Investment Companies agree.

2.2

NLFT III shall cause the custodian of the Old Funds’ assets (“Old Custodian”) (a) to make each of the Old Funds’ portfolio securities available to NLFT II (or to its custodian (“New Custodian”), if NLFT II so directs), for examination, no later than five business days preceding the Effective Time and (b) to transfer and deliver the Assets at the Effective Time to the New Custodian for the corresponding New Fund’s account, as follows:  (1) duly endorsed in proper form for transfer in such condition as to constitute good delivery thereof in accordance with the custom of brokers, (2) by book entry, in accordance with the Old Custodian’s customary practices and any securities depository (as defined in Rule 17f-4 under the 1940 Act) in which the Old Funds’ assets are deposited, in the case of the Old Funds’ portfolio securities and instruments deposited with those depositories, and (3) by wire transfer of federal funds in the case of cash.  NLFT III shall also direct the Old Custodian to deliver at the Closing an authorized officer’s certificate (i) stating that pursuant to proper instructions provided to the Old Custodian by NLFT III, the Old Custodian has delivered all of each of the Old Funds’ portfolio securities, cash, and other Assets to the New Custodian for each of the corresponding New Funds’ account, and (ii) attaching a schedule setting forth information (including adjusted basis and holding period, by lot) concerning the Assets.  The New Custodian shall certify to NLFT II that such information, as reflected on the New Funds’ books immediately after the Effective Time, does or will conform to that information as so certified by the Old Custodian.

2.3

With respect to the Old Funds, NLFT III shall deliver, or shall direct its transfer agent to deliver, to NLFT II at the Closing, an authorized officer’s certificate listing the Shareholders’ names and addresses together with the number and class of full and fractional outstanding Old Fund Shares each such Shareholder owns, at the Effective Time, certified by NLFT III’s Secretary or Assistant Secretary or by its transfer agent, as applicable.  NLFT II shall direct its transfer agent to deliver at or as soon as reasonably practicable after the Closing, an authorized officer’s certificate as to the opening of accounts on the New Funds’ shareholder records in the names of the listed Shareholders and a confirmation, or other evidence satisfactory to NLFT III that the New Fund Shares to be credited to the Old Funds at the Effective Time have been credited to the applicable Old Fund’s account on those records.

2.4

NLFT III shall deliver to NLFT II and to Milliman within five days before the Closing, an authorized officer’s certificate listing each security, by name of issuer and number of shares that is being carried on each Old Fund’s books at an estimated fair market value provided by an authorized pricing vendor for the Old Funds.

2.5

At the Closing, each Investment Company shall deliver to the other (a) bills of sale, checks, assignments, share certificates, opinions, receipts, and/or other documents the other Investment Company or its counsel reasonably requests and (b) a certificate executed in its name by its President or a Vice President in form and substance satisfactory to the recipient, and dated the Effective Time, to the effect that the representations and warranties it made in this Agreement are true and correct at the Effective Time except as they may be affected by the transactions contemplated hereby.

3.

REPRESENTATIONS AND WARRANTIES

3.1

NLFT III, on the Old Funds’ behalf, represents and warrants to NLFT II, on the New Funds’ behalf, as follows:

(a)

NLFT III (1) is a Delaware statutory trust that is duly created, validly existing, and in good standing under the laws of Delaware, and its Agreement and Declaration of Trust dated December 30, 2011 (“NLFT III Declaration”) is on file with the Secretary of State of Delaware, (2) is duly registered under the 1940 Act as an open-end management investment company, and its registration with the Commission as an investment company under the 1940 Act is in full force and effect, and (3) has the power to own all its properties and assets and to carry on its business as described in its current registration statement on Form N-1A;

(b)

Each Old Fund is a duly established and designated series of NLFT III;

(c)

The execution, delivery, and performance of this Agreement have been duly authorized at the date hereof by all necessary action on the part of NLFT III’s Board; and this Agreement constitutes a valid and legally binding obligation of NLFT III, with respect to the Old Funds, enforceable in accordance with its terms, subject to the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium, and other laws affecting the rights and remedies of creditors generally and general principles of equity;

(d)

At the Effective Time, NLFT III will have good and marketable title to the Assets for each of the Old Funds’ benefit and full right, power, and authority to sell, assign, transfer, and deliver the Assets hereunder free of any liens or other encumbrances (except securities that are subject to “securities loans,” as referred to in section 851(b)(2), or that are restricted as to resale by their terms); and on delivery and payment for the Assets, NLFT II, on each New Fund’s behalf, will acquire good and marketable title thereto, subject to no restrictions on the full transfer thereof, including restrictions that might arise under the Securities Act of 1933, as amended (“1933 Act”) (except securities that are restricted as to resale by their terms);

(e)

NLFT III, with respect to the Old Funds, is not currently engaged in, and its execution, delivery, and performance of this Agreement and consummation of the Reorganization will not result in, (1) a conflict with or material violation of any provision of federal securities laws (including the 1940 Act), Delaware law, NLFT III’s Declaration or By-Laws, or any agreement, indenture, instrument, contract, lease, or other undertaking (each, an “Undertaking”) to which NLFT III, on the Old Funds’ behalf, is a party or by which it is bound or (2) the acceleration of any obligation, or the imposition of any penalty, under any Undertaking, judgment, or decree to which NLFT III, on the Old Funds’ behalf, is a party or by which it is bound;

(f)

At or before the Effective Time, either (1) all material contracts and other commitments of each of the Old Fund’s (other than this Agreement and certain investment contracts, including options, futures, forward contracts, and swap agreements) will terminate, or (2) provision for discharge and/or the corresponding New Funds’ assumption of any Liabilities of the Old Funds thereunder will be made, without either Fund incurring any penalty with respect thereto and without diminishing or releasing any rights NLFT III may have had with respect to actions taken or omitted or to be taken by any other party thereto before the Closing;

(g)

No litigation, administrative proceeding, action, or investigation of or before any court, governmental body, or arbitrator is presently pending or, to NLFT III’s knowledge, threatened against NLFT III involving an Old Fund or any properties or assets attributable or allocable to an Old Fund, that, if adversely determined, would materially and adversely affect the Old Fund’s financial condition or the conduct of its business; and NLFT III, on the Old Funds’ behalf, knows of no facts that might form the basis for the institution of any such litigation, proceeding, action, or investigation and is not a party to or subject to the provisions of any order, decree, judgment, or award of any court, governmental body, or arbitrator that materially and adversely affects an Old Fund’s business or NLFT III’s ability to consummate the transactions contemplated hereby;

(h)

Each of the Old Funds’ Statement of Assets and Liabilities, Schedule of Investments, Statement of Operations, and Statement of Changes in Net Assets (each, a “Statement”) at and for the period ended March 31, 2014, are in accordance with generally accepted accounting principles consistently applied in the United States (“GAAP”), and those Statements (copies of which NLFT III has furnished to NLFT II), present fairly, in all material respects, each Old Fund’s financial condition at the date thereof in accordance with GAAP and the results of its operations and changes in its net assets for the period then ended, and there are no known contingent liabilities of the Old Funds required to be reflected on their balance sheet (including the notes thereto) in accordance with GAAP at either such date that are not disclosed therein;

(i)

Since March 31, 2014, there has not been any material adverse change in any Old Fund’s financial condition, assets, liabilities, or business, other than changes occurring in the ordinary course of business, or any incurrence by an Old Fund of indebtedness maturing more than one year from the date that indebtedness was incurred (except indebtedness incurred in connection with certain investment contracts, including options, futures, forward contracts, and swap agreements); for purposes of this subparagraph, a decline in NAV per Old Fund Share due to declines in market values of securities the Old Funds hold, the discharge of the Old Funds’ Liabilities, or the redemption of the Old Fund Shares by shareholders shall not constitute a material adverse change;

(j)

All federal and other tax returns, dividend reporting forms, and other tax-related reports (collectively, “Returns”) of the Old Funds required by law to have been filed by the Effective Time (including any properly and timely filed extensions of time to file) shall have been filed and are or will be correct in all material respects, and all federal and other taxes shown as due or required to be shown as due on those Returns shall have been paid or provision shall have been made for the payment thereof; to the best of NLFT III’s knowledge, no such Return is currently under audit and no assessment has been asserted with respect to those Returns; and each Old Fund is in compliance in all material respects with all applicable Regulations pertaining to the reporting of dividends and other distributions on and redemptions of its shares and to withholding in respect thereof and is not liable for any material penalties that could be imposed thereunder;

(k)

Each Old Fund is not classified as a partnership, and instead is classified as an association that is taxable as a corporation, for federal tax purposes; each Old Fund is a “fund” (as defined in section 851(g)(2), eligible for treatment under section 851(g)(1)); for each completed taxable year of its operation and at all times through the Closing, each Old Fund has met (or will meet) the requirements of Part I of Subchapter M of Chapter 1 of Subtitle A of the Code (“Subchapter M”) for qualification as a regulated investment company (“RIC”) and has been (or will be) eligible to and has computed (or will compute) its federal income tax under section 852; each Old Fund has not at any time since its inception been liable for, and is not now liable for, any material income or excise tax pursuant to sections 852 or 4982; and each Old Fund has no earnings and profits accumulated in any taxable year in which the provisions of Subchapter M did not apply to them;

(l)

All issued and outstanding shares of the Old Funds are, and at the Effective Time will be, duly and validly issued and outstanding, fully paid, and non-assessable by NLFT III and have been offered and sold in every state and the District of Columbia in compliance in all material respects with applicable registration requirements of the 1933 Act and state securities laws; all issued and outstanding shares of the Old Funds will, at the Effective Time, be held by the persons and in the amounts set forth on the Old Funds’ shareholder records, as provided in paragraph 2.3; and the Old Funds do not have outstanding any options, warrants, or other rights to subscribe for or purchase any Old Fund Shares, nor are there outstanding any securities convertible into any Old Fund Shares;

(m)

Each Old Fund’s current prospectus and statement of additional information, (1) conform in all material respects to the applicable requirements of the 1933 Act and the 1940 Act and the rules and regulations of the Commission thereunder and (2)  as supplemented by any supplement thereto dated prior to or at the Effective Time, do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(n)

The information to be furnished by NLFT III for use in no-action letters, applications for orders, the Registration Statement (as defined in paragraph 3.3(a)), proxy materials, and other documents filed or to be filed with any federal, state, or local regulatory authority (including the Financial Industry Regulatory Authority, Inc. (“FINRA”)) that may be necessary in connection with the transactions contemplated hereby shall be accurate and complete in all material respects and shall comply in all material respects with federal securities laws and other laws and regulations; and such information furnished by NLFT III shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, on the effective date of the Registration Statement, at the Effective Time, and at the time of the Shareholders Meeting (as defined in paragraph 4.1);

(o)

NLFT III’s Declaration permits NLFT III to vary its shareholders’ investment; NLFT III does not have a fixed pool of assets; and the Old Funds are each a managed portfolio of securities, and the Old Funds’ investment adviser has the authority to buy and sell securities for them;

(p)

To the personal knowledge of the officers of NLFT III, NLFT III’s investment operations from inception to the date hereof have been in compliance in all material respects with the investment policies and investment restrictions set forth in the Old Funds’ prospectuses, except as previously disclosed in writing to NLFT II; and

(q)

The New Fund Shares to be delivered hereunder are not being acquired for the purpose of making any distribution thereof, other than in accordance with the terms hereof.

3.2

NLFT II, on the New Funds’ behalf, represents and warrants to NLFT III, on the Old Funds’ behalf, as follows:

(a)

NLFT II (1) is a Delaware statutory trust that is duly created, validly existing, and in good standing under the laws of Delaware, and its Agreement and Declaration of Trust dated August 26, 2010 (“NLFT II Declaration”) is on file with the Secretary of State of Delaware, (2) is duly registered under the 1940 Act as an open-end management investment company, and its registration with the Commission as an investment company under the 1940 Act is in full force and effect, and (3) has the power to own all its properties and assets and to carry on its business as described in its current registration statement on Form N-1A.

(b)

At the Effective Time, each New Fund will be a duly established and designated series of NLFT II; the New Funds have not commenced operations and will not do so until after the Closing; and, immediately before the Closing, each New Fund will be a shell series of NLFT II, without assets (except the amount paid for the Initial

Shares if they have not already been redeemed by that time) or Liabilities, created for the purpose of acquiring the Assets, assuming the Liabilities, and continuing the corresponding Old Fund’s business;

(c)

The execution, delivery, and performance of this Agreement have been duly authorized at the date hereof by all necessary action on the part of NLFT II’s Board; and this Agreement constitutes a valid and legally binding obligation of NLFT II, with respect to the New Funds, enforceable in accordance with its terms, subject to the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium, and other laws affecting the rights and remedies of creditors generally and general principles of equity;

(d)

Before the Closing, there will be no (1) issued and outstanding New Fund Shares, (2) options, warrants, or other rights to subscribe for or purchase any New Fund Shares, (3) securities convertible into any New Fund Shares, or (4) any other securities issued by the New Funds, except the Initial Shares;

(e)

No consideration other than the New Fund Shares (and each New Fund’s assumption of the Liabilities) will be issued in exchange for the Assets in the Reorganization;

(f)

NLFT II, with respect to the New Funds, is not currently engaged in, and its execution, delivery, and performance of this Agreement and consummation of the Reorganization will not result in, (1) a conflict with or material violation of any provision of federal securities laws (including the 1940 Act), Delaware law, NLFT II’s Declaration or By Laws, or any Undertaking to which NLFT II, on the New Funds’ behalf, is a party or by which it is bound or (2) the acceleration of any obligation, or the imposition of any penalty, under any Undertaking, judgment, or decree to which NLFT II, on the New Funds’ behalf, is a party or by which it is bound;

(g)

No litigation, administrative proceeding, action, or investigation of or before any court, governmental body, or arbitrator is presently pending or, to NLFT II’s knowledge, threatened against NLFT II with respect to the New Funds or any of its properties or assets attributable or allocable to the New Funds, that, if adversely determined, would materially and adversely affect NLFT II’s financial condition or the conduct of its business; and NLFT II, on the New Funds’ behalf, knows of no facts that might form the basis for the institution of any such litigation, proceeding, action, or investigation and is not a party to or subject to the provisions of any order, decree, judgment, or award of any court, governmental body, or arbitrator that materially and adversely affects NLFT II’s business or NLFT II’s ability to consummate the transactions contemplated hereby;

(h)

Each New Fund is not (and will not be) classified as a partnership, and instead is (and will be) classified as an association that is taxable as a corporation, for federal tax purposes; each New Fund has not filed any income tax return and will file its first federal income tax return after the completion of its first taxable year ending after the Effective Time as a RIC on Form 1120-RIC; each New Fund will be a “fund” (as defined in section 851(g)(2), eligible for treatment under section 851(g)(1)) and has not taken and will not take any steps inconsistent with its qualification as such or its qualification and eligibility for treatment as a RIC under sections 851 and 852; assuming that the corresponding Old Fund will meet the requirements of Subchapter M for qualification as a RIC at all times through the Closing, each New Fund will meet those requirements, and will be eligible to and will compute its federal income tax under section 852, for the taxable year in which the Reorganization occurs, and has met such requirements since its formation; and each New Fund intends to continue to meet all those requirements, and to continue to be eligible to and to so compute its federal income tax;

(i)

The New Fund Shares to be issued and delivered to the Old Funds, for the Shareholders’ accounts, pursuant to the terms hereof, (1) will at the Effective Time, have been duly authorized and duly registered under the federal securities laws, and appropriate notices respecting them will have been duly filed under applicable state securities laws, and (2) when so issued and delivered, will be duly and validly issued and outstanding New Fund Shares and will be fully paid and non-assessable by NLFT II;

(j)

The information to be furnished by NLFT II for use in no-action letters, applications for orders, registration statements, proxy materials, and other documents filed or to be filed with any federal, state, or local regulatory authority (including FINRA) that may be necessary in connection with the transactions contemplated hereby shall be accurate and complete in all material respects and shall comply in all material respects with federal securities laws and other laws and regulations; and the Registration Statement (other than written information provided by NLFT III for inclusion therein) will, on its effective date, at the Effective Time, and at the time of the Shareholders Meeting, not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and

(k)

NLFT II’s Declaration permits NLFT II to vary its shareholders’ investment; NLFT II does not have a fixed pool of assets; and the series thereof (including each New Fund after it commences operations) is (or will be) a managed portfolio of securities, and the New Funds’ investment adviser will have the authority to buy and sell securities for them.

3.3

Each Investment Company, on their respective Funds’ behalf, represents and warrants to the other Investment Company, on their respective Funds’ behalf, as follows:

(a)

No governmental consents, approvals, authorizations, or filings are required under the 1933 Act, the Securities Exchange Act of 1934, as amended, the 1940 Act, or state securities laws, and no consents, approvals, authorizations, or orders of any court are required, for its execution or performance of this Agreement on the respective Funds’ behalf, except for (1) NLFT III’s filing with the Commission of a proxy statement on Schedule 14A (“Proxy Statement”), (2) NLFT II’s filing with the Commission of a registration statement on Form N-1A relating to the New Fund Shares issuable hereunder, and any supplement or amendment thereto, including therein a prospectus (“Registration Statement”), and (3) consents, approvals, authorizations, and filings that have been made or received or may be required after the Effective Time;

(b)

The fair market value of the New Fund Shares each Shareholder receives will be equal to the fair market value of the corresponding Old Fund Shares it actually or constructively surrenders in exchange therefor;

(c)

The Shareholders will be responsible for their own expenses (such as fees of personal investment or tax advisers for advice regarding the Reorganization), if any, incurred in connection with the Reorganization;

(d)

The fair market value of the Assets will equal or exceed the Liabilities to be assumed by each New Fund and the Liabilities to which the Assets are subject;

(e)

None of the compensation received by any Shareholder who or that is an employee of or service provider to an Old Fund will be separate consideration for, or allocable to, any of the Old Fund Shares that Shareholder holds; none of the New Fund Shares any such Shareholder receives will be separate consideration for, or allocable to, any employment agreement, investment advisory agreement, or other service agreement; and the compensation paid to any such Shareholder will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm’s-length for similar services;

(f)

No expenses incurred by the Old Fund or on their behalf, in connection with the Reorganization will be paid or assumed by the New Funds, Milliman, or any other third party, unless those expenses are solely and directly related to the Reorganization (determined in accordance with the guidelines set forth in Rev. Rul. 73-54, 1973-1 C.B. 187) (“Reorganization Expenses”), and no cash or property other than the New Fund Shares will be transferred to the Old Fund or any of its shareholders with the intention that it be used to pay any expenses (even Reorganization Expenses) thereof; and

(g)

Immediately following consummation of the Reorganization, (1) the Shareholders will own all the New Fund Shares and will own those shares solely by reason of their ownership of the corresponding Old Fund Shares immediately before the Reorganization and (2) the New Funds will hold the same assets -- except for assets used to pay the Funds’ expenses incurred in connection with the Reorganization -- and be subject to the same Liabilities that the Old Funds held or were subject to immediately before the Reorganization.

4.

COVENANTS

4.1

NLFT III covenants to call a meeting of each Old Fund’s shareholders to consider and act on this Agreement and to take all other action necessary to seek approval of the transactions contemplated hereby (“Shareholders Meeting”).

4.2

NLFT III covenants that it will assist NLFT II in obtaining information NLFT II reasonably requests concerning the beneficial ownership of the Old Fund Shares, subject to confidentiality agreements between the parties.

4.3

NLFT III covenants that it will turn over its books and records pertaining to each Old Fund (including all books and records required to be maintained under the 1940 Act and the rules and regulations thereunder) to NLFT II at the Closing, upon full payment of Reorganization Expenses.

4.4

Each Investment Company covenants to cooperate with the other in preparing the Proxy Statement and the Registration Statement in compliance with applicable federal and state securities laws.

4.5

Each Investment Company covenants that it will, from time to time, as and when requested by the other, execute and deliver or cause to be executed and delivered all assignments and other instruments, and will take or cause to be taken any further action(s), the other Investment Company deems necessary or desirable in order to vest in, and confirm to, (a) NLFT II, on the New Funds’ behalf, title to and possession of all the Assets, and (b) NLFT III, on the Old Funds’ behalf, title to and possession of the corresponding New Fund Shares to be delivered hereunder, and otherwise to carry out the intent and purpose hereof.

4.6

NLFT II covenants to use all reasonable efforts to obtain the approvals and authorizations required by the 1933 Act, the 1940 Act, and applicable state securities laws it deems appropriate to commence and continue the New Funds’ operations after the Effective Time.

4.7

Subject to this Agreement, each Investment Company covenants to take or cause to be taken all actions, and to do or cause to be done all things, reasonably necessary, proper, or advisable to consummate and effectuate the transactions contemplated hereby.

5.

CONDITIONS PRECEDENT

Each Investment Company’s obligations hereunder shall be subject to (a) performance by the other Investment Company of all its obligations to be performed hereunder at or before the Closing, (b) all representations and warranties of the other Investment Company contained herein being true and correct in all material respects at the date hereof and, except as they may be affected by the transactions contemplated hereby, at the Effective Time, with the same force and effect as if made at that time, and (c) the following further conditions that, at or before that time:

5.1

All representations, covenants, and warranties of the New Funds contained in this Agreement shall be true and correct in all material respects as of the date hereof and as of the Closing Date, with the same force and effect as if made on and as of that Closing Date. The New Funds shall have delivered to each of the Old Funds a certificate executed in each of the corresponding New Funds’ names by NLFT II’s President or Vice President and its Treasurer or Assistant Treasurer, in form and substance satisfactory to the Old Funds and dated as of the Closing Date, to such effect and as to such other matters as the Old Funds shall reasonably request.

5.2

All representations, covenants, and warranties of the Old Funds contained in this Agreement shall be true and correct in all material respects as of the date hereof and as of the Closing Date, with the same force and effect as if made on and as of such Closing Date. The Old Funds shall have delivered to the New Funds on such Closing Date a certificate executed in each Old Fund’s name by NLFT III’s President or Vice President and the Treasurer or Assistant Treasurer, in form and substance satisfactory to the New Funds and dated as of such Closing Date, to such effect and as to such other matters as the New Funds shall reasonably request.

5.3

This Agreement and the transactions contemplated hereby shall have been duly adopted and approved by both Boards and by the shareholders of each Old Fund at the Shareholders Meeting;

5.4

All necessary filings shall have been made with the Commission and state securities authorities, and no order or directive shall have been received that any other or further action is required to permit the Investment Companies to carry out the transactions contemplated hereby.  The Registration Statement shall have become effective under the 1933 Act, no stop orders suspending the effectiveness thereof shall have been issued, and, to the Investment Company’s best knowledge, no investigation or proceeding for that purpose shall have been instituted or be pending, threatened, or contemplated under the 1933 Act or the 1940 Act.  The Commission shall not have issued an unfavorable report with respect to the Reorganization under section 25(b) of the 1940 Act nor instituted any proceedings seeking to enjoin consummation of the transactions contemplated hereby under section 25(c) of the 1940 Act.  All consents, orders, and permits of federal, state, and local regulatory authorities (including the Commission and state securities authorities) either Investment Company deems necessary to permit consummation, in all material respects, of the transactions contemplated hereby shall have been obtained, except where failure to obtain same would not involve a risk of a material adverse effect on any Fund’s assets or properties;

5.5

At the Effective Time, no action, suit, or other proceeding shall be pending (or, to either Investment Company’s best knowledge, threatened to be commenced) before any court, governmental agency, or arbitrator in which it is sought to enjoin the performance of, restrain, prohibit, affect the enforceability of, or obtain damages or other relief in connection with, the transactions contemplated hereby;

5.6

The Investment Companies shall have received an opinion from Thompson Hine LLP (“Counsel”), substantially to the effect that, for federal income tax purposes, with respect to each Old Fund and its corresponding New Fund:

(a)

The New Fund’s acquisition of the Assets in exchange solely for New Fund Shares and its assumption of the Liabilities, followed by the corresponding Old Fund’s distribution of those shares pro rata to the Shareholders actually or constructively in exchange for their Old Fund Shares in liquidation of the Old Fund, will qualify as a “reorganization” within the meaning of section 368(a)(1) of the Code, and the Old Fund and the corresponding New Fund each will be a “party to a reorganization” within the meaning of section 368(b) of the Code.

(b)

Under section 1032(a) of the Code, no gain or loss will be recognized by the New Fund upon the receipt of the Assets of the corresponding Old Fund solely in exchange for the New Fund Shares and the assumption by the New Fund of the Liabilities of the corresponding Old Fund.

(c)

Under section 361 of the Code, no gain or loss will be recognized by the Old Fund upon the transfer of the Old Fund’s Assets to the corresponding New Fund solely in exchange for the New Fund Shares and the assumption by the New Fund of the Liabilities of the corresponding Old Fund or upon the distribution (whether actual or constructive) of the New Fund Shares to the Shareholders in exchange for their Old Fund Shares.

(d)

Under section 354(a)(1) of the Code, no gain or loss will be recognized by the Shareholders upon the exchange of their Old Fund Shares for the corresponding New Fund Shares in liquidation of the Old Fund pursuant to the Reorganization.

(e)

Under section 358(a)(1) of the Code, the aggregate adjusted basis of the New Fund Shares received by each Shareholder pursuant to the Reorganization will be the same as the aggregate adjusted basis of the corresponding Old Fund Shares held by such Shareholder immediately prior to the Closing.  Under section 1223(1) of the Code, the holding period of the New Fund Shares received by each Shareholder will include the period during which the corresponding Old Fund Shares exchanged therefor were held by such Shareholder (provided the Old Fund Shares were held as capital assets on the date of the Closing).

(f)

Under section 362(b) of the Code, the adjusted basis of the Assets of the Old Fund acquired by the corresponding New Fund will be the same as the adjusted basis of such assets to the Old Fund immediately prior to the Reorganization, and under section 1223(2) of the Code, the holding period of the assets of the Old Fund in the hands of the corresponding New Fund will include the period during which those assets were held by the Old Fund.

(g)

The New Fund will succeed to and take into account the items of the corresponding Old Fund described in section 381(c) of the Code, subject to the conditions and limitations specified in sections 381, 382, 383 and 384 of the Code and the Treasury Regulations thereunder.

Such opinion shall contain such assumptions and limitations as shall be in the opinion of Counsel appropriate to render the opinions expressed therein.  The delivery of such opinion is conditioned upon receipt by Counsel of representations it shall request of NLFT III and NLFT II.

5.7

Before the Closing, with respect to each New Fund, NLFT II’s Board shall have authorized the issuance of, and NLFT II shall have issued, one New Fund Share (“Initial Share”) to Gemini Fund Services, LLC (“Gemini”), or an affiliate thereof, in consideration of the payment of $10.00 (or other amount that Board determines), to vote on the investment management contract and other agreements and plans referred to in paragraph 5.6 and to take whatever action it may be required to take as each New Fund’s sole shareholder;

5.8

NLFT II, on each New Fund’s behalf, shall have entered into, or adopted, as appropriate, an investment management contract and other agreements and plans necessary for each New Fund’s operation as a series of an open-end management investment company.  Each such contract, plan, and agreement shall have been approved by NLFT II’s Board and, to the extent required by law (as interpreted by Commission staff positions), by its trustees who are Non-Interested Persons thereof and by Gemini or its affiliate as each New Fund’s sole shareholder; and

5.9

At any time before the Closing, either Investment Company may waive any of the foregoing conditions (except those set forth in paragraphs 5.1, 5.4 and 5.6) if, in the judgment of its Board, such waiver will not have a material adverse effect on the respective Funds’ shareholders’ interests.

6.

EXPENSES

The Reorganization Expenses shall be paid by Milliman.  The Reorganization Expenses include (1) costs associated with obtaining any necessary order of exemption from the 1940 Act, preparing and filing the Old Funds’ prospectus supplements and their Registration Statements, and printing and distributing the New Funds’ prospectuses and the Old Funds’ proxy materials; (2) legal and accounting fees; (3) transfer agent and custodian conversion costs; (4) transfer taxes for foreign securities; (5) proxy solicitation costs; (6) expenses of holding the Shareholders Meeting (including any adjournments thereof), but exclude brokerage expenses; and (7) expenses of liquidating the Old Funds.  Both the Old Funds and Milliman each shall remain liable for their respective portion of the expenses, as described above, in the event this Agreement is terminated pursuant to paragraph 8.  Notwithstanding the foregoing, expenses shall be paid by the Old Funds directly if and to the extent that the payment thereof by another person would result in the Old Funds’ disqualification as a RIC or would prevent the Reorganization from qualifying as a tax-free reorganization.

7.

ENTIRE AGREEMENT; NO SURVIVAL

Neither Investment Company has made any representation, warranty, or covenant not set forth herein, and this Agreement constitutes the entire agreement between the Investment Companies.  The representations, warranties, and covenants contained herein or in any document delivered pursuant hereto or in connection herewith shall not survive the Closing.

8.

TERMINATION

This Agreement may be terminated at any time at or before the Closing:

8.1

By either Investment Company (a) in the event of the other Investment Company’s material breach of any representation, warranty, or covenant contained herein to be performed at or before the Closing, (b) if a condition to its obligations has not been met and it reasonably appears that that condition will not or cannot be met, (c) if a governmental body issues an order, decree, or ruling having the effect of permanently enjoining, restraining, or otherwise prohibiting consummation of the Reorganization, or (d) if the Closing has not occurred on or before November 21, 2014, or such other date as to which the Investment Companies agree; or

8.2

By the mutual agreement of the Investment Companies.

8.3

By NLFT II, in the event that any of the Old Funds’ do not receive the requisite shareholder approval of the reorganization.

In the event of termination under paragraphs 8.1(c) or (d), neither Investment Company (nor its trustees, directors, officers, or shareholders) shall have any liability to the other Investment Company.

9.

AMENDMENTS

The Investment Companies may amend, modify, or supplement this Agreement at any time in any manner they mutually agree on in writing, notwithstanding the Old Funds’ shareholders’ approval thereof; provided that, following that approval no such amendment, modification, or supplement shall have a material adverse effect on the Shareholders’ interests.  No subsequent amendments, modifications, or supplements to this Agreement will alter the obligations of the parties with respect to paragraph 6 without their express agreement thereto.

10.

SEVERABILITY

Any term or provision hereof that is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of that invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions hereof or affecting the validity or enforceability of any of the terms and provisions hereof in any other jurisdiction.

11.

MISCELLANEOUS

11.1

This Agreement shall be governed by and construed in accordance with the internal laws of Delaware, without giving effect to principles of conflicts of laws; provided that, in the case of any conflict between those laws and the federal securities laws, the latter shall govern.

11.2

Nothing expressed or implied herein is intended or shall be construed to confer on or give any person, firm, trust, or corporation other than NLFT II, on the New Funds’ behalf, or NLFT III, on the Old Funds’ behalf, and their respective successors and assigns any rights or remedies under or by reason of this Agreement.

11.3

Notice is hereby given that this instrument is executed and delivered on behalf of each Investment Company’s trustees solely in their capacities as trustees, and not individually, and that each Investment Company’s obligations under this instrument are not binding on or enforceable against any of its trustees, officers, shareholders, or series other than the respective Funds but are only binding on and enforceable against its property attributable to and held for the benefit of the respective Funds (“Funds’ Property”) and not its property attributable to and held for the benefit of any other series thereof.  Each Investment Company, in asserting any rights or claims under this Agreement on its or the respective Funds’ behalf, shall look only to the other Funds’ Property in settlement of those rights or claims and not to the property of any other series of the other Investment Company or to those trustees, officers, or shareholders.

11.4

This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been executed by the Investment Company and delivered to the other Investment Company.  The headings contained herein are for reference purposes only and shall not affect in any way the meaning or interpretation hereof.

IN WITNESS WHEREOF, each party has caused this Agreement to be executed and delivered by its duly authorized officer as of the day and year first written above.

NORTHERN LIGHTS FUND TRUST II, on behalf of the Even Keel Managed Risk Fund, the Even Keel Opportunities Managed Risk Fund, the Even Keel Traveler Managed Risk Fund and the Even Keel Explorer Managed Risk Fund.

By:  /s/ Kevin Wolf

Name:

Kevin Wolf

Title:

President

NORTHERN LIGHTS FUND TRUST III on behalf of the Even Keel Managed Risk Fund, the Even Keel Opportunities Managed Risk Fund, and Even Keel Traveler Managed Risk Fund and the Even Keel Explorer Managed Risk Fund.

By:  /s/ Andrew Rogers

Name:

Andrew Rogers

Title:

President

Solely for purposes of paragraph 6,

MILLIMAN FINANCIAL RISK MANAGEMENT, LLC.

By: /s/ Kenneth P. Mingan

Name:

Kenneth P. Mungan

Title:

Principal